UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2012

WEBSENSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30093	51-0380839
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10240 Sorrento Valley Road, San Diego, CA		92121
(Address of Principal Executive Offices)		(Zip Code)

(858) 320-8000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On January 31, 2012, Websense, Inc. (the “Company”) issued a press release announcing its financial results for the fourth quarter and fiscal year ended December 31, 2011. A copy of the press release is attached hereto as Exhibit 99.1. The information in this Item and the exhibit attached hereto are being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, whether filed before or after the date hereof and regardless of any general incorporation language in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Bonus Programs

On January 25, 2012, the Compensation Committee (the “Committee”) of the Board of Directors of the Company approved the terms of the 2012 Bonus Program applicable to the Chief Executive Officer (the “CEO”), the President (the “President”), and the other non-sales executive officers (the “SVPs”) of the Company (the “Management Bonus Program”). The Committee also approved the terms of the 2012 EVP of Worldwide Sales Bonus Program applicable to the Executive Vice President of Worldwide Sales (the “EVP”) of the Company (the “EVP Bonus Program,” and together with the Management Bonus Program, the “Bonus Programs”). Awards granted under the Bonus Programs shall be granted under the Company’s 2009 Equity Incentive Plan (the “Plan”).

Under the Management Bonus Program, the CEO is eligible for a target bonus amount equal to 100% of his base salary paid during 2012, the President is eligible for a target bonus amount equal to 75% of his base salary paid during 2012, and the SVPs are eligible for target bonus amounts equal to 50% of their respective base salaries paid during 2012 (collectively, the “Management Target Bonuses”). The actual amounts of the Management Target Bonuses earned are based on the Company’s achievement of certain performance goals established by the Committee near the beginning of the fiscal year and communicated in writing to each participant. The performance goals are related to (i) annual billings and (ii) annual non-GAAP operating income. 60% of each Management Target Bonus is earned if the Company meets its annual billings goal while the other 40% is earned if the Company meets its annual non-GAAP operating income goal. The two performance goals are measured independently and achievement of at least 80% of a goal is required for any payment of the portion of a Management Target Bonus that is based on achievement of that goal. At 80%, each participant earns 0% of the target payment for that goal, and at 110% or more, each participant earns 150% of the target payment for that goal. The bonus awards are prorated for goal achievement between 80% and 100% and between 100% and 110% of the annual billings goal or annual non-GAAP operating income goal on a straight line interpolation, and no additional payments are made for any achievement in excess of 110%. The Committee may reduce the bonus awards at its discretion.

Under the EVP Bonus Program, the EVP is eligible for a target bonus amount equal to 100% of his base salary applicable for each fiscal quarter during 2012 (the “EVP Target Bonuses”). The actual amounts of the EVP Target Bonuses earned are based on the Company’s achievement of certain performance goals established by the Committee near the beginning of the fiscal year and communicated in writing to the EVP. The performance goals are related to (i) quarterly billings and (ii) quarterly non-GAAP operating income. 70% of each EVP Target Bonus is earned if the Company meets its applicable quarterly billings goal and 30% of each EVP Target Bonus is earned if the Company meets its applicable quarterly non-GAAP operating income goal. The two performance goals are measured independently and achievement of at least 80% of a goal is required for any payment of the portion of an EVP Target Bonus that is based on achievement of that goal. At 80%, the EVP earns 0% of the target payment, and at 110% or more, the EVP earns 150% of the target payment for that goal, except that an amount in excess of 150% of the target payment for the billings goal shall be paid for achievement of the billings goal above 110%. In no event, however, can the aggregate amount of the EVP Target Bonuses exceed $5,000,000, as provided in the Plan. The EVP Target Bonuses are prorated for goal achievement between 80% and 100% and between 100% and 110% (and in the case of the billings goal, achievement above 110%) of a quarterly goal on a straight line interpolation. No additional payments are made for achievement of the quarterly non-GAAP operating income goals in excess of 110%. The Committee may reduce the bonus awards in its discretion.

The foregoing summary of the Bonus Programs does not purport to be complete and is qualified in its entirety by reference to the full text of the Bonus Programs, which are filed as Exhibits 10.1 and 10.2 to this Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits

Exhibit Number	Description

10.1	2012 Management Bonus Program

10.2	2012 EVP of Worldwide Sales Bonus Program

99.1	Press release issued by Websense, Inc. on January 31, 2012 relating to financial results

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBSENSE, INC.

Date: January 31, 2012	/s/ Michael A. Newman
Michael A. Newman
Chief Financial Officer (principal financial and accounting officer)

Exhibit Index

Exhibit Number	Description

10.1	2012 Management Bonus Program

10.2	2012 EVP of Worldwide Sales Bonus Program

99.1	Press release issued by Websense, Inc. on January 31, 2012 relating to financial results